Exhibit 99
PGT Announces $20 Million Share Buyback Program

VENICE, FL., November 15, 2012 - PGT, Inc. (NASDAQ:  PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, announced today that its Board of Directors has authorized the repurchase of up to $20 million of its outstanding shares of common stock through December 31, 2013.

“Based on our confidence in PGT’s strategy to generate strong, consistent cash flow and long-term profitable growth, we believe repurchasing our shares is currently the best use of our cash,” said Rod Hershberger, President and CEO. “As our core markets strengthen and we have more opportunities to deliver on our value proposition, we will continue to carefully manage capital and balance initiatives to pursue growth opportunities with other considerations such as pursuing sound capital investments, all designed to drive long-term shareholder value."

Repurchases under PGT's stock repurchase program will be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  PGT does not intend to repurchase any shares from directors, officers or other affiliates.  The program does not obligate PGT to acquire any specific number of shares.  The timing, manner, price and amount of any repurchases will be determined in the Company’s discretion, and the program may be suspended, terminated or modified at any time for any reason.

PGT has received approval from the lenders under its credit facility to complete the full amount of the repurchase program.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. Founded in 1980, the company employs approximately 1,000 at its manufacturing, glass laminating and tempering plants in Florida. Utilizing the latest designs and technology, PGT products are ideal for new construction and replacement projects serving the residential, commercial, high-rise and institutional markets. PGT's product line includes a variety of aluminum and vinyl windows and doors. Product brands include WinGuard (R); SpectraGuard (TM); PremierVue (R); PGT Architectural Systems; and Eze-Breeze (R). PGT Industries is a wholly owned subsidiary of PGT, Inc. (Nasdaq: PGTI).

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts.  Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	Changes in new home starts and home remodeling trends
•	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
•	Raw material prices, especially aluminum
•	Transportation costs
•	Level of indebtedness
•	Dependence on our WinGuard branded product lines
•	Product liability and warranty claims
•	Federal and state regulations
•	Dependence on our manufacturing facilities
•	The controlling interest of JLL Partners Fund IV, L.P.

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at  http://ir.pgtindustries.com/sec.cfm.

CONTACT: PGT, Inc.
Jeff Jackson, Executive Vice President and CFO
941-480-1600   jjackson@pgtindustries.com